EXHIBIT 99.2

CARETRUST REIT, INC.

SECOND QUARTER 2020 FINANCIAL SUPPLEMENT


5242
BROADMOOR
MEDICAL LODGE
Broadmoor Medical Lodge (Rockwall, TX)

Expertise. Partnership. Growth.

Disclaimers This supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding our intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of our operators and their respective facilities. Words such as “anticipate,” “believe,” “could,” "expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. Our forward-looking statements are based on our current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic and the measures taken to prevent its spread and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) any additional factors included under “Risk Factors” in Part II, Item 1A of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and in our Annual Report on Form 10-K for the year ended December 31, 2019, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC. This supplement contains certain non-GAAP financial information relating to CareTrust REIT including EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD, Normalized FAD, and certain related ratios. Explanatory footnotes and a glossary explaining this non-GAAP information are included in this supplement. Reconciliations of these non-GAAP measures are also included in this supplement. Other financial information, including GAAP financial information, is also available on our website. Non-GAAP financial information does not represent financial performance under GAAP and should not be considered in isolation, as a measure of liquidity, as an alternative to net income, or as an indicator of any other performance measure determined in accordance with GAAP. You should not rely on non-GAAP financial information as a substitute for GAAP financial information, and should recognize that non-GAAP information presented herein may not compare to similarly-termed non-GAAP information of other companies (i.e., because they do not use the same definitions for determining any such non-GAAP information). This supplement also includes certain information regarding operators of our properties (such as EBITDARM Coverage, EBITDAR Coverage, and Occupancy), most of which are not subject to audit or SEC reporting requirements. The operator information provided in this supplement has been provided by the operators. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. We are providing this information for informational purposes only. The Ensign Group, Inc. ("Ensign") and Pennant Group, Inc. ("Pennant") are subject to the registration and reporting requirements of the SEC and are required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. Ensign’s and Pennant's financial statements, as filed with the SEC, can be found at the SEC's website at www.sec.gov. 2 This supplement provides information about our financial results as of and for the quarter ended June 30, 2020 and is provided as of the date hereof, unless specifically stated otherwise. We expressly disclaim any obligation to update or revise any information in this supplement (including forward-looking statements), whether to reflect any change in our expectations, any change in events, conditions or circumstances, or otherwise. As used in this supplement, unless the context requires otherwise, references to “CTRE,” “CareTrust,” “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America. 2

Table of Contents

Company Profile	3
CareTrust at a Glance	4
Investments	5
Portfolio Overview	
Top 10 Tenants Lease Coverage	6
Portfolio Performance	7
Tenant Summary	8
Rent Diversification by Tenant	9
Geographic Diversification	10
Rent Diversification by State	11
Lease Maturities	12
Financial Overview	
Consolidated Income Statements	14
Reconciliation of EBITDA, FFO and FAD	15
Consolidated Balance Sheets	17
Key Debt Metrics	18
Debt Summary	19
2020 Guidance	20
Equity Capital Transactions	21
Other Financial Highlights	22
Glossary	24

Contact Information

CareTrust REIT, Inc.
905 Calle Amanecer, Suite 300
San Clemente, CA 92673
(949) 542-3130 | ir@caretrustreit.com
www.caretrustreit.com

Transfer Agent
Broadridge Corporate Issuer Solutions
P.O. Box 1342
Brentwood, NY 11717
(800) 733-1121 | shareholder@broadridge.com

Company Profile

CareTrust REIT

CareTrust REIT is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of seniors housing and healthcare-related properties. CareTrust REIT generates revenues primarily by leasing properties to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses.

Since its debut as a standalone public company on June 1, 2014, and as of August 6, 2020, CareTrust REIT has expanded its tenant roster to 23 operators, and has grown its real estate portfolio to 212 net-leased healthcare properties and one operated seniors housing property across 28 states, consisting of 21,659 operating beds/units.

Management

Greg Stapley
Chairman and Chief Executive Officer

Bill Wagner
Chief Financial Officer

Dave Sedgwick
Chief Operating Officer

Mark Lamb
Chief Investment Officer

Board of Directors

Greg Stapley
Chairman

Diana Laing

Jon Kline

Allen Barbieri

Spencer Plumb

Analyst Coverage

KeyBanc Capital Markets
Jordan Sadler | (917) 318-2280

Raymond James
Jonathan Hughes | (727) 567-2438

Wells Fargo Securities
Todd Stender | (562) 637-1371

RBC Capital Markets
Michael Carroll | (440) 715-2649

Mizuho Financial Group
Omotayo Okusanya | (646) 949-9672

BMO Capital Markets
John Kim | (212) 885-4115

CapitalOne Securities
Dan Bernstein | (571) 835-7202

Barclays
Steve Valiquette | (212) 526-5496

Berenberg
Connor Siversky | (646) 949-9037

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Expertise. Partnership. Growth.

CareTrust REIT, Inc. Nasdaq: CTRE Market Data (as of June 30, 2020) Closing Price: $17.16 52 Week Range: $24.65– $7.16 Market Cap: $1,643M Enterprise Value: $2,137M Outstanding Shares: 95.7M 212 28 States Credit Ratings Properties Credit Ratings S&P S&PCorporate Rating: B+ (positive) Corporate Rating: BB- (stable)Senior Unsecured Notes: BB- Senior Unsecured Notes: BB 23 Operators Moody’s Moody’sCorporate Rating: B1 (positive) Corporate Rating: Ba2 (negative)Senior Unsecured Notes: B1 21,659 $1,727.7 M Operating Senior Unsecured Notes: Ba2 Investments Beds/Units Note: 44 Amounts are as of June 30, 2020 and exclude our one operated seniors housing property and one mortgage loan receivable.

Investments

(dollars in thousands)

Date	Operator	Property Type	Location	Facilities	Initial Investment[1]	Initial Operating Beds/Units [2]	Cost per Bed/Unit [3]	Initial Rent [4]	Initial Yield[5]
6/1/2014	The Ensign Group	ALF, SNF, Campus	Various	94	$ 501,673	10,053	$ 50	$ 56,000	N/A
2014 Investments				**6**	**33,609**	**157**	**166**	**3,076**	**9.2 %**
2015 Investments				**20**	**233,028**	**1,840**	**127**	**22,263**	**9.6 %**
2016 Investments				**35**	**288,023**	**2,800**	**101**	**26,084**	**9.1 %**
2017 Investments				**36**	**309,805**	**3,324**	**92**	**28,000**	**9.0 %**
2018 Investments				**12**	**111,950**	**1,103**	**101**	**9,955**	**8.9 %**
2019 Investments				**27**	**340,884**	**3,348**	**113**	**30,168**	**8.8 %**
01/17/2020	Cascadia Healthcare	SNF	ID	1	18,675	99	189	1,669	8.9 %
02/12/2020	Bayshire, LLC	ALF	UT	1	7,396	62	119	590	8.0 %
2020 Investments				**2**	**26,071**	**161**	**162**	**2,259**	**8.7 %**
Total Post Spin-off Investments[6]				138	1,343,370	12,733	108	121,805	**9.1 %**
Total Investments[6]				232	$ 1,845,043	22,786	$ 82	$ 177,805	

Notes:

[1] Initial Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Initial Investment for post-spin properties represents CareTrust REIT's purchase price and transaction costs.

[2] Initial Operating Beds/Units as of the acquisition date.

[3] Cost per Bed/Unit excludes any preferred equity investments and mortgage loans receivable.

[4] Initial Rent represents the annualized acquisition-date cash rent or deferred interest income on any preferred equity investments and excludes ground lease income.

[5] Initial Yield represents Initial Rent divided by Initial Investment.

[6] All amounts exclude our one operated seniors housing property and, except as otherwise indicated, include any preferred equity investments and mortgage loans receivable.

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Expertise. Partnership. Growth.

Top 10 Tenants Lease Coverage

(dollars in thousands)

	As of June 30, 2020[1]					Twelve Months Ended March 31, 2020[1]	
	Primary Facility Type	Number of CTRE Properties		Rent[2]	% of Annualized Total Rent	EBITDAR Coverage[3]	EBITDARM Coverage[3]
1 The Ensign Group	Skilled Nursing	85	$	53,406	32.0 %	3.03x	3.81x
2 Priority Management Group	Skilled Nursing	15		27,575	16.5 %	1.49x	1.80x
3 Cascadia Healthcare	Skilled Nursing	13		11,588	6.9 %	1.59x	2.07x
4 Providence Group	Skilled Nursing	8		10,029	6.0 %	1.03x	1.45x
5 The Pennant Group	Seniors Housing	11		7,837	4.7 %	1.33x	1.55x
6 Covenant Care	Skilled Nursing	6		6,719	4.0 %	1.53x	2.10x
7 Eduro Healthcare, LLC	Skilled Nursing	6		6,604	4.0 %	1.19x	1.66x
8 Premier Senior Living Group	Seniors Housing	8		6,382	3.8 %	0.68x	0.82x
9 WLC Management	Skilled Nursing	8		4,833	2.9 %	2.15x	2.59x
10 Trio Healthcare	Skilled Nursing	7		4,676	2.8 %	1.04x	1.52x
Total Top 10 Tenants		**167**	**$**	**139,649**	**83.6 %**	**2.02x**	**2.55x**
All Other Tenants		**45**	**$**	**27,249**	**16.4 %**	**1.01x**	**1.43x**
Total		**212**	**$**	**166,898**	**100.0 %**	**1.87x**	**2.39x**

Notes:

[1] All amounts exclude our one operated seniors housing property and one mortgage loan receivable.

[2] Rent represents June 2020 rent, annualized, or based on the initial cash rents annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2020, the new contractual cash rent is used.

[3] EBITDAR Coverage and EBITDARM Coverage include information provided by our tenants and exclude any stimulus funds provided by any governmental agency as a result of COVID-19. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. Coverage metrics are based on contractual cash rents in place during the period presented unless a lease has been entered into, amended or restructured and the new contractual rent is used. EBITDAR includes a 5% management fee.

See "Glossary" for additional information.

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Expertise. Partnership. Growth.

Portfolio Performance

(dollars in thousands)

Asset Type	Facilities	Operating Beds/Units	Investment [1]	% of Total Investment	Rent [2]	% of Total Rent	Current Yield [3]
				As of June 30, 2020			
Skilled Nursing	153	15,912	$1,242,617	71.9%	$121,136	72.6%	9.7%
Multi-Service Campus	18	2,460	241,366	14.0%	20,431	12.2%	8.5%
Seniors Housing	41	3,287	243,757	14.1%	25,331	15.2%	10.4%
Total Net-Leased Assets [4]	212	21,659	$1,727,740	100.0%	$166,898	100.0%	9.7%

(dollars in thousands)

Asset Type	Facilities	Operating Beds/Units	Investment [1]	% of Total Investment	Rent [5]	% of Total Rent	Current Yield [3]
				As of March 31, 2020			
Skilled Nursing	153	15,905	$1,237,906	72.0%	$120,685	72.6%	9.7%
Multi-Service Campus	18	2,460	238,800	13.9%	20,334	12.2%	8.5%
Seniors Housing	41	3,287	242,982	14.1%	25,212	15.2%	10.4%
Total Net-Leased Assets [6]	212	21,652	$1,719,688	100.0%	$166,231	100.0%	9.7%

Notes:

[1] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[2] Rent represents June 2020 rent, annualized, or based on the initial cash rents annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2020, the new contractual cash rent is used.

[3] Current Yield represents Rent divided by Investment.

[4] All amounts exclude our one operated seniors housing property and one mortgage loan receivable.

[5] Rent represents March 2020 rent, annualized, or based on the initial cash rents annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to March 31, 2020, the new contractual cash rent is used.

[6] All amounts exclude our one operated seniors housing property and three mortgage loans receivable.

See "Glossary" for additional information.

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Expertise. Partnership. Growth.

Tenant Summary Note: [1] All amounts exclude our one operated seniors housing property and our mortgage loans receivable. [2] Amounts exclude properties classified as held for sale. 8

Rent Diversification by Tenant

(dollars in thousands)

	As of June 30, 2020[1]					
	Facilities	Operating Beds/Units	Investment[2]	% of Total Investment	Rent[3]	% of Total Rent
1 The Ensign Group	85	8,882	$ 451,126	26.1 %	$ 53,406	32.0 %
2 Priority Management Group	15	2,145	299,965	17.4 %	27,575	16.5 %
3 Cascadia Healthcare	13	1,112	122,535	7.1 %	11,588	6.9 %
4 Providence Group	8	1,067	127,759	7.4 %	10,029	6.0 %
5 The Pennant Group	11	1,193	57,165	3.3 %	7,837	4.7 %
Total Top 5 Tenants	**132**	**14,399**	**1,058,550**	**61.3 %**	**110,435**	**66.1 %**
6 Covenant Care	6	790	69,828	4.0 %	6,719	4.0 %
7 Eduro Healthcare, LLC	6	752	70,760	4.1 %	6,604	4.0 %
8 Premier Senior Living Group	8	385	68,564	4.0 %	6,382	3.8 %
9 WLC Management	8	772	46,363	2.7 %	4,833	2.9 %
10 Trio Healthcare	7	672	90,124	5.2 %	4,676	2.8 %
Total Top 10 Tenants	**167**	**17,770**	**1,404,189**	**81.3 %**	**139,649**	**83.6 %**
All Other Tenants	**45**	**3,889**	**323,551**	**18.7 %**	**27,249**	**16.4 %**
Total	**212**	**21,659**	**$ 1,727,740**	**100.0 %**	**$ 166,898**	**100.0 %**

Notes:

[1] All amounts exclude our one operated seniors housing property and one mortgage loan receivable.

[2] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[3] Rent represents June 2020 rent, annualized, or based on the initial cash rents annualized and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2020, the new contractual cash rent is used.

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Expertise. Partnership. Growth.

Top Five States TX 19.5% CA 21.4% LA 9.6% ID 8.2% 1 ALF AZ 7.5% Run-Rate Rent Others 33.8% 1 ALF TX 18.3% CA 18.9% LA 10.3% 1 SNF ID 8.0% AZ 3.5% Investment Others 41.0% CA 18.5% TX 21.0% ID 6.7% AZ 6.2% LA 5.4% Beds/Units Others 42.2% 10

Rent Diversification by State

(dollars in thousands)

Net-Leased Assets by State	As of June 30, 2020[1]					
	Facilities	Operating Beds/Units	Investment[2]	% of Total Investment	Rent[3]	% of Total Rent
1 California	34	4,014	$ 326,321	18.9 %	$ 35,686	21.4 %
2 Texas	37	4,557	315,741	18.3 %	32,479	19.5 %
3 Louisiana	8	1,164	178,368	10.3 %	16,030	9.6 %
4 Idaho	17	1,457	137,863	8.0 %	13,639	8.2 %
5 Arizona	11	1,336	60,753	3.5 %	12,470	7.5 %
Top 5 States	**107**	**12,528**	**1,019,046**	**59.0 %**	**110,304**	**66.2 %**
6 Ohio	13	1,270	156,408	9.1 %	8,005	4.8 %
7 Utah	13	1,374	85,071	4.9 %	7,334	4.4 %
8 Colorado	7	785	60,435	3.5 %	5,568	3.3 %
9 Washington	12	1,082	61,836	3.6 %	5,223	3.1 %
10 Illinois	8	772	46,363	2.7 %	4,833	2.9 %
Top 10 States	**160**	**17,811**	**1,429,159**	**82.8 %**	**141,267**	**84.7 %**
All Other States	**52**	**3,848**	**298,581**	**17.2 %**	**25,631**	**15.3 %**
Total	**212**	**21,659**	**$ 1,727,740**	**100.0 %**	**$ 166,898**	**100.0 %**

Notes:

[1] All amounts exclude our one operated senior housing property and one mortgage loan receivable.

[2] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[3] Rent represents June 2020 rent, annualized, or based on the initial cash rents annualized and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2020, the new contractual cash rent is used.

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Expertise. Partnership. Growth.

Lease Maturities

(dollars in thousands)

	As of June 30, 2020[1]			
Lease Maturity Year[2]	Investment[3]	% of Total Investment	Rent[4]	% of Total Rent
2026	48,988	2.8 %	5,241	3.1 %
2027	41,896	2.4 %	4,897	2.9 %
2028	68,193	3.9 %	7,573	4.5 %
2029	149,881	8.7 %	12,368	7.4 %
2030	190,540	11.0 %	16,175	9.7 %
2031	558,489	32.3 %	52,983	31.7 %
2032	208,443	12.1 %	19,652	11.8 %
2033	212,611	12.3 %	22,964	13.8 %
2034	248,699	14.5 %	25,045	15.1 %
Total	$ 1,727,740	100.0 %	$ 166,898	100.0 %


Providence Orangetree (Riverside, CA)

Notes:

[1] All amounts exclude our one operated senior housing property and one mortgage loan receivable.

[2] Lease Maturity Year represents the scheduled expiration year of the primary term of the lease and does not include tenant extension options, if any.

[3] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[4] Rent represents June 2020 rent, annualized, or based on the initial cash rents annualized and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to June 30, 2020, the new contractual cash rent is used.


% of Rent
3.1%
2.9%
4.5%
7.4%
9.7%
31.7%
11.8%
13.8%
15.1%
2026
2027
2028
2029
2030
2031
2032
2033
2034
Lease Maturity Year

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Las Colinas (Ontario, CA) 13

Consolidated Income Statements (amounts in thousands, except per share data) Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019 Revenues: Rental income $ 42,507 $ 44,123 $ 84,971 $ 82,470 Independent living facilities 615 887 1,240 1,747 Interest and other income 1,046 1,191 2,297 1,642 Total revenues 44,168 46,201 88,508 85,859 Expenses: Depreciation and amortization 13,239 13,437 26,399 25,339 Interest expense 5,849 7,285 12,563 14,145 Property taxes 837 456 1,322 1,282 Independent living facilities 546 719 1,092 1,426 General and administrative 4,762 4,606 8,816 7,916 Total expenses 25,233 26,503 50,192 50,108 Other loss: Loss on sale of real estate — — (56) — Net income $ 18,935 $ 19,698 $ 38,260 $ 35,751 Earnings per common share: Basic $ 0.20 $ 0.21 $ 0.40 $ 0.39 Diluted $ 0.20 $ 0.21 $ 0.40 $ 0.39 Weighted-average number of common shares: Basic 95,208 94,036 95,185 91,039 Diluted 95,208 94,036 95,185 91,039 Dividends declared per common share $ 0.25 $ 0.225 $ 0.50 $ 0.45 Note: Prior to the adoption of the ASU 842, we recognized tenant recoveries as tenant reimbursement revenues regardless of whether the third party was paid by the lessor or lessee. We recognized property taxes of $0.8 million and $1.6 million for the three and six months ended June 30, 2020, respectively, and $0.5 million and $1.3 million for the three and six months ended June 30, 2019, respectively, which were payable by us directly to third parties and classified as rental income on our condensed consolidated income statements. 14

Reconciliation of EBITDA, FFO and FAD Quarter Quarter Quarter Quarter Quarter Ended Ended Ended Ended Ended (amounts in thousands, except per share data) June 30, 2019 September 30, 2019 December 31, 2019 March 31, 2020 June 30, 2020 Net income (loss) $ 19,698 $ (10,054) $ 20,662 $ 19,325 $ 18,935 Depreciation and amortization 13,437 13,420 13,063 13,160 13,239 Interest expense 7,285 7,064 6,916 6,714 5,849 Amortization of stock-based compensation 1,147 981 982 884 963 EBITDA 41,567 11,411 41,623 40,083 38,986 Impairment of real estate investments — 16,692 — — — Provision for loan losses — 1,076 — — — Provision for doubtful accounts and lease restructuring — 12,471 464 — — Property operating expenses — 218 (84) (217) (31) (Gain) loss on sale of real estate — (217) (1,560) 56 — Normalized EBITDA $ 41,567 $ 41,651 $ 40,443 $ 39,922 $ 38,955 Net income (loss) $ 19,698 $ (10,054) $ 20,662 $ 19,325 $ 18,935 Real estate related depreciation and amortization 13,421 13,404 13,046 13,144 13,223 Impairment of real estate investments — 16,692 — — — (Gain) loss on sale of real estate — (217) (1,560) 56 — Funds from Operations (FFO) 33,119 19,825 32,148 32,525 32,158 Provision for loan losses — 1,076 — — — Provision for doubtful accounts and lease restructuring — 12,471 464 — — Property operating expenses — 218 (84) (217) (31) Normalized FFO $ 33,119 $ 33,590 $ 32,528 $ 32,308 $ 32,127 See Glossary for additional information. 15

Reconciliation of EBITDA, FFO and FAD

(continued)

(amounts in thousands, except per share data)	Quarter Ended June 30, 2019	Quarter Ended September 30, 2019	Quarter Ended December 31, 2019	Quarter Ended March 31, 2020	Quarter Ended June 30, 2020
Net income (loss)	$ 19,698	$ (10,054)	$ 20,662	$ 19,325	$ 18,935
Real estate related depreciation and amortization	13,421	13,404	13,046	13,144	13,223
Amortization of deferred financing fees	487	488	487	487	488
Amortization of stock-based compensation	1,147	981	982	884	963
Straight-line rental income	(474)	(546)	98	(26)	(22)
Impairment of real estate investments	—	16,692	—	—	—
(Gain) loss on sale of real estate	—	(217)	(1,560)	56	—
Funds Available for Distribution (FAD)	34,279	20,748	33,715	33,870	33,587
Provision for loan losses	—	1,076	—	—	—
Provision for doubtful accounts and lease restructuring	—	12,471	464	—	—
Property operating expenses	—	218	(84)	(217)	(31)
Normalized FAD	$ 34,279	$ 34,513	$ 34,095	$ 33,653	$ 33,556
FFO per share	$ 0.35	$ 0.21	$ 0.34	$ 0.34	$ 0.34
Normalized FFO per share	$ 0.35	$ 0.35	$ 0.34	$ 0.34	$ 0.34
FAD per share	$ 0.36	$ 0.22	$ 0.35	$ 0.36	$ 0.35
Normalized FAD per share	$ 0.36	$ 0.36	$ 0.36	$ 0.35	$ 0.35
Diluted weighted average shares outstanding [1]	94,292	95,313	95,340	95,306	95,295

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method. *See Glossary for additional information.*

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Expertise. Partnership. Growth.

Consolidated Balance Sheets (dollars in thousands) June 30, 2020 December 31, 2019 Assets: Real estate investments, net $ 1,420,112 $ 1,414,200 Other real estate investments, net 13,924 33,300 Assets held for sale, net — 34,590 Cash and cash equivalents 5,798 20,327 Accounts and other receivables, net 1,746 2,571 Prepaid expenses and other assets 5,900 10,850 Deferred financing costs, net 2,533 3,023 Total assets $ 1,450,013 $ 1,518,861 Liabilities and Equity: Senior unsecured notes payable, net $ 296,290 $ 295,911 Senior unsecured term loan, net 198,819 198,713 Unsecured revolving credit facility — 60,000 Accounts payable and accrued liabilities 13,318 14,962 Dividends payable 24,140 21,684 Total liabilities 532,567 591,270 Equity: Common stock 952 951 Additional paid-in capital 1,162,446 1,162,990 Cumulative distributions in excess of earnings (245,952) (236,350) Total equity 917,446 927,591 Total liabilities and equity $ 1,450,013 $ 1,518,861 17

Key Debt Metrics Net Debt to Normalized EBITDA [1][2] Net Debt to Enterprise Value [3] 36.5% 4.5 4.6 4.1 30.5% 28.8% 28.0% 3.5 3.5 3.3 3.3 3.3 3.4 3.3 24.2% 3.2 22.3% 23.1% 19.9% 21.2% 18.1% 19.1% 3/31/2018 6/30/2018 9/30/2018 3/31/2019 6/30/2019 9/30/2019 3/31/2020 6/30/2020 12/31/2017 12/31/2018 12/31/2019 3/31/2018 6/30/2018 9/30/2018 3/31/2019 6/30/2019 9/30/2019 3/31/2020 6/30/2020 12/31/2017 [1] Net Debt to Normalized EBITDA compares total debt as of the last day of the quarter to the annualized Normalized EBITDA for the quarter.12/31/2018 12/31/2019 [2] See "Financials & Filings - Quarterly Results" on the Investors section of our website at http://investor.caretrustreit.com for reconciliations of Normalized EBITDA to the most directly comparable GAAP measure for the periods presented. [3] Net Debt to Enterprise Value compares total debt as of the last day of the quarter to CareTrust REIT’s Enterprise Value as of the last day of the quarter. See “Glossary” for additional information. 18

Debt Summary (dollars in thousands) June 30, 2020 Interest Maturity % of Deferred Net Carrying Debt Rate Date Principal Principal Loan Costs Value Fixed Rate Debt Senior unsecured notes payable 5.250% 2025 $ 300,000 60.0% $ (3,710) $ 296,290 Floating Rate Debt Senior unsecured term loan 1.684% [1] 2026 200,000 40.0% (1,181) 198,819 Unsecured revolving credit facility — % [2] 2024 [3] — — — [4] — 1.684% 200,000 40.0% (1,181) 198,819 Total Debt 3.824% $ 500,000 100.0% $ (4,891) $ 495,109 Debt Maturity Schedule $300,000 $200,000 Principal 2020 2021 2022 2023 2024 2025 2026 Debt Maturity Year Notes: [1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%. [2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or the Base Rate (as defined) plus 0.10% to 0.55%. [3] Maturity date assumes exercise of two, 6-month extension options. [4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet. 19

2020 Guidance Full Year 2020 Guidance[1] (shares in thousands) Low High Net income $ 0.76 $ 0.78 Real estate related depreciation and amortization 0.56 0.56 Funds from Operations (FFO) 1.32 1.34 Normalized FFO $ 1.32 $ 1.34 Net income $ 0.76 $ 0.78 Real estate related depreciation and amortization 0.56 0.56 Amortization of deferred financing fees 0.02 0.02 Amortization of stock-based compensation 0.04 0.04 Straight-line rental income 0.00 0.00 Funds Available for Distribution (FAD) 1.38 1.40 Normalized FAD $ 1.38 $ 1.40 Weighted average shares outstanding: Diluted 95,557 95,557 Notes: [1] This guidance assumes and includes (i) all investments, dispositions and loan repayments made to date, (ii) no new acquisitions, dispositions, new loans or loan repayments beyond those completed or announced to date, (iii) no new debt incurrences or new equity issuances, and (iv) estimated 1.75% CPI-based rent escalators under CareTrust's long-term net leases. It does not contemplate future negative impacts, if any, that are related to the COVID-19 pandemic, which are highly uncertain and cannot be predicted at this time. See “Glossary” for additional information. 20

Equity Capital Transactions Follow-On Equity Offering Activity 2015 2016 2019[2] Q1 Q2 Q3 Q4 Total Number of Shares (000s) 16,330 — 9,775 — 6,325 16,100 6,641 Public Offering Price per Share $ 10.50 $ — $ 11.35 $ — $ 13.35 $ 12.14 [1] $ 23.35 Gross Proceeds (000s) $ 171,465 $ — $ 110,946 $ — $ 84,439 $ 195,385 $ 155,073 At-the-Market Offering Activity 2016 2017 2018 2019 2020[2] Q1 Q2 Total Number of Shares (000s) 924 10,574 10,265 2,459 — — — Average Price per Share $ 15.31 $ 16.43 $ 17.76 $ 19.48 $ — $ — $ — Gross Proceeds (000s) $ 14,147 $ 173,760 $ 182,321 $ 47,893 $ — $ — $ — Notes: [1] Represents average offering price per share for follow-on equity offerings. [2] In connection with the entry into the equity distribution agreement and the commencement of the new $500.0 million ATM Program in March 2020 (the "New ATM Program") our “at-the-market” equity offering program pursuant to our prior equity distribution agreement, dated as of March 4, 2019, was terminated (the "Prior ATM Program"). There was no Prior ATM Program or New ATM Program activity for the six months ended June 30, 2020. As of June 30, 2020, CareTrust REIT had $500.0 million available for future issuances under the New ATM Program. 21

Other Financial Highlights Dividend History $0.25 $0.25 $0.225 $0.225 $0.225 $0.225 $0.205 $0.205 $0.205 $0.205 $0.185 $0.185 $0.185 $0.185 $0.17 $0.17 $0.17 $0.17 $0.16 $0.16 $0.16 $0.16 6/30/18 9/30/18 3/31/2015 6/30/2015 9/30/2015 3/31/2016 6/30/2016 9/30/2016 3/31/2017 6/30/2017 9/30/2017 3/31/2018 3/31/2019 6/30/2019 9/30/2019 3/31/2020 6/30/2020 12/31/2015 12/31/2016 12/31/2017 12/31/2018 12/31/2019 Normalized FFO Payout Ratio [1][2] 80% 73.5% 73.5% 70.3% 66.7% 66.1% 66.1% 66.2% 64% 64% 63% 63% 63.8% 64.1% 64.1% 64.1% 64.1% 64.3% 64.3% 60.7% 60.7% 59.7% 3/31/2015 6/30/2015 9/30/2015 3/31/2016 6/30/2016 9/30/2016 3/31/2017 6/30/2017 9/30/2017 3/31/2018 6/30/2018 9/30/2018 3/31/2019 6/30/2019 9/30/2019 3/31/2020 6/30/2020 Notes: 12/31/2015 12/31/2016 12/31/2017 12/31/2018 12/31/2019 [1] Normalized FFO Payout Ratio represents dividends declared divided by Normalized FFO, in each case for the applicable quarter. [2] See “Financials & Filings - Quarterly Results” on the Investors section of our website at http://investor.caretrustreit.com for a reconciliation of Normalized FFO and Normalized FFO per Share to the most directly comparable GAAP measure for the periods presented. See “Glossary” for additional information. 22

Other Financial Highlights (continued) Normalized FFO per Share [1] $0.35 $0.35 $0.34 $0.34 $0.34 $0.32 $0.32 $0.32 $0.32 $0.32 $0.31 $0.29 $0.28 $0.28 $0.28 $0.28 $0.27 $0.27 $0.25 $0.25 $0.24 $0.20 3/31/2015 6/30/2015 9/30/2015 3/31/2016 6/30/2016 9/30/2016 3/31/2017 6/30/2017 9/30/2017 3/31/2018 6/30/2018 9/30/2018 3/31/2019 6/30/2019 9/30/2019 3/31/2020 6/30/2020 12/31/2015 12/31/2016 12/31/2017 12/31/2018 12/31/2019 Normalized FFO [1] $33,590 $33,119 $32,528 $32,308 $32,127 $27,937 $25,840 $27,059 $23,639 $24,105 $24,532 $20,622 $21,028 $19,331 $17,160 $15,498 $16,258 $12,021 $13,098 $7,631 $7,934 $7,731 3/31/2015 6/30/2015 9/30/2015 3/31/2016 6/30/2016 9/30/2016 3/31/2017 6/30/2017 9/30/2017 3/31/2018 6/30/2018 9/30/2018 3/31/2019 6/30/2019 9/30/2019 3/31/2020 6/30/2020 12/31/2015 12/31/2016 12/31/2017 12/31/2018 12/31/2019 Notes: [1] See “Financials & Filings - Quarterly Results” on the Investors section of our website at http://investor.caretrustreit.com for a reconciliation of Normalized FFO and Normalized FFO per Share to the most directly comparable GAAP measure for the periods presented. See “Glossary” for additional information. 23

Glossary

Assisted Living Facilities ("ALFs")
Licensed healthcare facilities that provide personal care services, support and housing for those who need help with daily living activities, such as bathing, eating and dressing, yet require limited medical care. The programs and services may include transportation, social activities, exercise and fitness programs, beauty or barber shop access, hobby and craft activities, community excursions, meals in a dining room setting and other activities sought by residents. These facilities are often in apartment-like buildings with private residences ranging from single rooms to large apartments. Certain ALFs may offer higher levels of personal assistance for residents requiring memory care as a result of Alzheimer's disease or other forms of dementia. Levels of personal assistance are based in part on local regulations.

EBITDA
Net income before interest expense, income tax, depreciation and amortization and amortization of stock-based compensation.[1]

EBITDAR
Net income before interest expense, income tax, depreciation, amortization and rent, after applying a standardized management fee (5% of facility operating revenues).

EBITDAR Coverage
Aggregate EBITDAR produced by all facilities under a master lease (or other grouping) for the trailing twelve-month period ended March 31, 2020 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDAR for such period is divided by the annualized monthly base rent currently in effect. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre-stabilized.

EBITDARM
Earnings before interest expense, income tax, depreciation, amortization, cash rent, and a standardized management fee (5% of facility operating revenues).

EBITDARM Coverage
Aggregate EBITDARM produced by all facilities under a master lease (or other grouping) for the trailing twelve-month period ended March 31, 2020 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDARM for such period is divided by the annualized monthly base rent currently in effect. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre-stabilized.

Enterprise Value
Share price multiplied by the number of outstanding shares plus total outstanding debt minus cash, each as of a specified date.

Funds Available for Distribution ("FAD")
FFO, excluding straight-line rental income adjustments, amortization of deferred financing fees and stock-based compensation expense.[2]

Funds from Operations ("FFO")
Net income, excluding gains and losses from dispositions of real estate or other real estate, before real estate depreciation and amortization and real estate impairment charges. CareTrust REIT calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts.[2]

Independent Living Facilities ("ILFs")
Also known as retirement communities or senior apartments, ILFs are not healthcare facilities. ILFs typically consist of entirely self-contained apartments, complete with their own kitchens, baths and individual living spaces, as well as parking for tenant vehicles. They are most often rented unfurnished, and generally can be personalized by the tenants, typically an individual or a couple over the age of 55. These facilities offer various services and amenities such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, and on-site security.

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Expertise. Partnership. Growth.

Glossary

Multi-Service Campus
Facilities that include a combination of Skilled Nursing beds and Seniors Housing units.

Normalized EBITDA
EBITDA, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as certain acquisition costs, real estate impairment charges, provision for loans, provision for doubtful accounts and lease restructuring, property operating expenses and gains or losses from dispositions of real estate or other real estate.[1]

Normalized FAD
FAD, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as certain provision for loans, provision for doubtful accounts and lease restructuring and property operating expenses.[2]

Normalized FFO
FFO, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, and certain provision for loans, provision for doubtful accounts and lease restructuring and property operating expenses.[2]

Seniors Housing
Includes ALFs, ILFs, dedicated memory care facilities and similar facilities.

Skilled Nursing or Skilled Nursing Facilities ("SNFs")
Licensed healthcare facilities that provide restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at an acute care hospital or long-term acute care hospital. Treatment programs include physical, occupational, speech, respiratory, ventilator, and wound therapy.

Notes:

[1] EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company's liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company's ability to fund capital expenditures or make payments on its indebtedness. Further, the Company's computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.

[2] CareTrust REIT believes FAD, FFO, Normalized FAD, and Normalized FFO (and their related per-share amounts) are important non-GAAP supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, even though real estate values have historically risen or fallen with market and other conditions. Moreover, by excluding items not indicative of ongoing results, Normalized FAD and Normalized FFO can facilitate meaningful comparisons of operating performance between periods and between other companies. However, FAD, FFO, Normalized FAD, and Normalized FFO (and their per-share amounts) do not represent cash flows from operations or net income attributable to shareholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company's liquidity or operating performance.

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Expertise. Partnership. Growth.

Grapevine Medical Lodge (Grapevine, TX)